                              ELITE LOGISTICS, INC.

                           INVESTORS' RIGHTS AGREEMENT



                          Dated as of October 13, 2000

                           INVESTORS' RIGHTS AGREEMENT


         THIS INVESTORS' RIGHTS AGREEMENT is made as of October 13, 2000, by and among Elite Logistics, Inc., an Idaho corporation (the "Company"), and the Investors listed on Schedule A hereto (each of whom is herein called individually, a "Investor" and all of whom are herein called, collectively, the "Investors"), with reference to the following facts:

         The Investors are parties to the Common Stock Purchase Agreement, dated as of October 13, 2000 (the "Purchase Agreement"), among the Company and the Investors, which provides that as a condition to the closing of the transactions contemplated therein, pursuant to which the Company will issue up to 1,125,926 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), to the Investors, this Agreement must be executed and delivered by the Investors and the Company.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto further agree as follows:

         1. Registration Rights. The Company covenants and agrees as follows:

                  1.1 Definitions. For purposes of this Section 1:

                           (a) "Form S-3" means such form under the 1933 Act as
in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (b) "Holder" means any person owning or having the
right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

                           (c) "1933 Act" means the Securities Act of 1933, as
amended.

                           (d) "1934 Act" means the Securities Exchange Act of
1934, as amended.

                           (e) "register", "registered", and "registration"
refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           (f) "Registrable Securities" means (i) the shares of
the Company's Common Stock issued pursuant to the Purchase Agreement, (ii) shares of the Company's Common Stock previously acquired by the Investors and listed on Schedule B hereto, (iii) shares of the Company's Common Stock issuable on exercise of the Warrants (as defined in the Purchase Agreement) issued pursuant to the Purchase Agreement, (iv) shares of the Company's

Common Stock issuable on exercise of the Registration Warrants (as defined in Section 1.3(c)), and (v) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (i) - (iv) above; provided that there shall be excluded any Registrable Securities sold by a person in a transaction in which that person's rights under this Section 1 are not assigned.

                           (g) The number of shares of "Registrable Securities"
outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

                           (h) "SEC" means the Securities and Exchange
Commission.

                  1.2 [Intentionally Omitted].

                  1.3 Request for Registration.

                           (a) If, at any time on or after December 12, 2000 (or
an earlier date, with the consent of the Company), the Company shall receive a written request from Holders of at least twenty percent of the Registrable Securities then outstanding that the Company file a registration statement under the 1933 Act, then the Company shall prepare and file with the SEC a registration statement on Form SB-1 or SB-2 (or, if Form SB-1 or SB-2 is not then available, on such form of registration statement that is then available to effect a registration of all Registrable Securities, subject to consent of the Investors holding at least a majority of the Registrable Securities) covering the registration of all of the Registrable Securities. The Company shall use best efforts to obtain the effectiveness of the Registration Statement as soon as possible after the date of such request, but in any event not later than the thirtieth day after the date of such request. The Company shall keep such registration statement effective at all times until the earlier of the date on which all the Registrable Securities (i) are sold and (ii) can be sold by the Holders (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the 1933 Act.

                           (b) If the Holders initiating the registration
request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.3(a). The underwriter will be selected by a majority in interest (as determined by the number of Registrable Securities held) of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this

Section 1.3, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                           (c) If the registration statement described in
Section 1.3(a) is not declared effective within thirty days after the receipt of the notice described in Section 1.3(a), the Company shall issue to each Investor a warrant in the form attached hereto as Exhibit A (each, a "Registration Warrant" and, collectively, the "Registration Warrants") to acquire the number of shares of Common Stock equal to (i) 100,000 multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock acquired by that Investor pursuant to the Purchase Agreement and the denominator of which is equal to the number of shares of Common Stock sold under the Purchase Agreement. The exercise price of each such Registration Warrant will be $1.35 per share of Common Stock issuable on exercise of the Registration Warrant.

                           (d) At the end of each thirty-day period (or a
portion thereof) (i) after the initial thirty-day period referred to in Section 1.3(c) that the registration statement described in Section 1.3(a) is not declared effective or (ii) that the registration statement described in Section 1.3(a) is no longer deemed to be effective after the initial effectiveness, the Company shall issue to each Investor a Registration Warrant to acquire the number of shares of Common Stock equal to (i) 100,000 multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock acquired by that Investor pursuant to the Purchase Agreement and the denominator of which is equal to the number of shares of Common Stock sold under the Purchase Agreement, multiplied by (iii) a fraction, the numerator of which is the number of days during such thirty-day period that the registration statement is not declared effective and the denominator of which is thirty. The exercise price of each such Registration Warrant will be $1.35 per share of Common Stock issuable on exercise of the Registration Warrant.

                           (e) The Company shall execute such other and further
certificates, instruments and other documents as may be reasonably requested by the Investors or reasonably necessary or proper to implement, complete and perfect the Investors' rights under this Section 1.3 and to freely trade the Registrable Securities without limitation or restriction imposed or created by the Company or securities law.

                           (f) The terms and covenants set forth in this Section
1.3 shall terminate as to each Holder and be of no further force and effect on the earlier of the date on which all the Registrable Securities beneficially owned by that Holder (i) are registered pursuant to this Section 1.3 and sold by that Holder in an open market transaction or (ii) can be sold by that Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the 1933 Act.

                  1.4 Company Registration.

                           (a) If (but without any obligation to do so) the
Company proposes to register any of its stock (including a registration effected by the Company for stockholders other than the Holders) or other securities under the 1933 Act in connection with the public offering of such securities, the Company shall, at such time, promptly give each Holder notice of such registration. On the request of each Holder given within thirty (30) days after such notice by the Company, the Company shall, subject to the provisions of
Section 1.4(c), cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered.

                           (b) The Company shall have the right to terminate or
withdraw any registration initiated by it under this Section 1.4 prior to the effectiveness of such registration, whether or not any Holder shall have elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.8 hereof.

                           (c) In connection with any offering involving an
underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.4 to include any requesting Holder's securities in such underwriting, unless such Holder accepts the terms of the underwriting as agreed between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by the Holders to be included in such offering exceeds the amount of Registrable Securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the Registrable Securities so included to be apportioned pro rata among the selling Holders according to the total amount of Registrable Securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders); provided, that in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below twenty-five percent of the total amount of securities included in such offering; provided further, that the number of shares of Registrable Securities requested by the Holders to be included in such offering shall not be reduced unless all other securities, other than securities registered by the Company, are first entirely excluded from such offering. For purposes of such apportionment among Holders, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder", and any pro rata reduction with respect to such "selling Holder" shall be based on the aggregate amount of Registrable Securities owned by all such related entities and individuals.

                  1.5 Form S-3 Registration. If, at any time on or after the date the Company qualifies to use Form S-3, the Company shall receive from one or more Holders a request or requests that the Company effect a registration on Form S-3 and any related blue sky or similar qualification or compliance with respect to at least twenty-five percent (or a lesser percentage if the requirements of Section 1.5(b)(i) are met) of the Registrable Securities owned by such Holder or Holders, the Company shall:

                           (a) promptly give notice of the proposed
registration, and any related blue sky or similar qualification or compliance, to all other Holders; and

                           (b) cause, as soon as practicable, such Registrable
Securities to be registered for offering and sale on Form S-3 and cause such Registrable Securities to be qualified in such jurisdictions as such Holders may reasonable request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given within fifteen days after receipt of such notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.5:

                                    (i) if the Holders, together with the
holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

                                    (ii) if the Company has, within the twelve
month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.5;

                                    (iii) if the Company shall furnish to the
Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.5; provided that the Company shall not utilize this right more than once in any twelve month period; provided, further, that the Company shall not register shares for its own account during such sixty (60) day period, but such prohibition shall not apply to the registration of Company shares in connection with (x) a merger or (y) registration of shares relating to a stock option, stock purchase or similar plan; or

                                    (iv) in any particular jurisdiction in which
the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (c) Subject to the foregoing, the Company shall file
a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

                  1.6 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a) except as otherwise provided in Section 1.3,
prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, on the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 180 days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 (or any other Form, to the extent permitted by law) that are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, except to the extent that the Holders (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) of such Registrable Securities may sell those Registrable Securities in any three-month period without regard to the volume limitation and without registration in compliance with Rule 144 under the 1933 Act;

                           (b) prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the 1933 Act with respect to the disposition of all securities covered by such registration statement during the period of time such registration statement remains effective;

                           (c) furnish to the Holders such numbers of copies of
a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them;

                           (d) use best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                           (e) in the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                           (f) during the period of time such registration
statement remains effective, notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (g) cause all such Registrable Securities registered
hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

                           (h) provide a transfer agent and registrar for all
Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                           (i) furnish, at the request of any Holder requesting
registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  1.7 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Securities.

                  1.8 Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to this
Section 1, including (without limitation) all registration, filing and qualification fees, printing fees and expenses, accounting fees and expenses, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders selected by the Holders, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 1.3 and 1.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based on the number of Registrable Securities that were requested to be included in the withdrawn registration); provided that, if at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and shall have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 1.3 and 1.5. Anything herein to the contrary notwithstanding, all underwriting discounts and commissions incurred in connection with a sale of Registrable Securities shall be borne and paid by the Holder thereof, and the Company shall have no responsibility therefor.

                  1.9 Indemnification. If any Registrable Securities are included in a registration statement under this Section 1:

                           (a) To the extent permitted by law, the Company will
indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of such Holder, legal counsel and accountants for such Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse such Holder, underwriter or controlling person for any legal or other expenses incurred, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation that occurs in reliance on and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

                           (b) To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or any other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such

Holder will reimburse any person intended to be indemnified pursuant to this
Section 1.9(b), for any legal or other expenses reasonably incurred, as incurred, by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); and provided further that in no event shall any indemnity by such Holder under this Section 1.9(b), when aggregated with amounts contributed, if any, pursuant to Section 1.9(d), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder.

                           (c) Promptly after receipt by an indemnified party
under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                           (d) If the indemnification provided in this Section
1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Section 1.9(d), when aggregate with amounts paid, if any, pursuant to Section 1.9(b), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (e) Notwithstanding the foregoing, to the extent that
the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                           (f) The obligations of the Company and Holders under
this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.10 Reports under 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration statement (including, without limitation, Form S-3), the Company agrees to:

                           (a) make and keep public information available, as
those terms are used in SEC Rule 144, at all times;

                           (b) take such action, including voluntary
registration of its common stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                           (c) file with the SEC in a timely manner all reports
and other documents required of the Company under the 1933 Act and the 1934 Act; and

                           (d) furnish to any Holder, so long as the Holder owns
any Registrable Securities, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

                  1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities that (i) is a subsidiary, parent, current or former partner, current or former limited partner, current or former member, current or former manager or stockholder of a Holder, (ii) is an entity controlling, controlled by or under common control with a Holder, including without limitation a corporation or limited liability company that is a direct or indirect parent or subsidiary of the Holder, (iii) is a transferee or assignee of at least 25,000 (as adjusted for stock split, combinations, dividends and the like) shares of such Registrable Securities; provided that:
(a) the Company is, within a reasonable time after such transfer, notified of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned;
(b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act; and (d) such assignment is not made pursuant to a registration statement effected pursuant to this Agreement.

                  1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior consent of the Holders of at least eighty percent of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder or prospective holder any rights to require the Company to register such securities under terms or conditions that are pari passu or that are more favorable than those provided for herein and will not grant any registration rights that diminish or adversely affect the registration rights of the Holders hereunder (including, without limitation, reducing the number of Registrable Securities that are to be included in any registration or proposed registration filed under the terms hereof), unless (i) the prospective holder or holders purchase in excess of $10,000,000 worth of securities from the Company and (ii) under the terms of such agreement, such holder or prospective holder shall have been granted rights to require the Company to register such securities under terms or conditions that are pari passu or that are less favorable than those provided for herein and such rights do not diminish or adversely affect the registration rights of the Holders hereunder (except that such rights may result in a pari passu reduction in the number of Registrable Securities that are to be included in any registration or proposed registration filed under the terms hereof).

                  1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided in this Section 1 with respect to a Registrable Security (i) after the date on which that Registrable Security has been sold under a registration statement filed in accordance with this Agreement or (ii) if all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three-month period without volume limitation and without registration in compliance with Rule 144 under the 1933 Act.

         2. Covenants.

                  2.1 Delivery of SEC Reports. The Company shall deliver to each Holder holding Registrable Securities all reports and other documents of the Company that the Company is required to file with the SEC under the 1933 Act or the 1934 Act within twenty-four hours of the time such reports or other documents are filed with the SEC.

                  2.2 Confidential Information.

                           (a) The Company shall provide to each Holder not less
than ten days' prior written notice of its intention to deliver to such Holder confidential or non-public information relating to the Company which is marked as "confidential" or "non-public." If a Holder notifies Company that it does not desire to receive such confidential or non-public information, then the Company shall not deliver such confidential or non-public information to such Holder.

                           (b) Each Holder covenants with the Company that,
subject to the Company's compliance with the provision of Section 2.2(a) hereto, the Holder confirms, acknowledges, and covenants that information which is marked "confidential" or "non-public", and is received by it with respect to the Company pursuant to this Agreement, or with respect to the transactions described herein or in the Purchase Agreement, or in connection with the participation by the Holder or its employee or agent as a stockholder of the Company, is and shall be confidential and for the Holder's use only, and the Holder will not use such information in violation of the securities laws, or any other laws, or reproduce, disclose or disseminate such information to any other person (other than the Holder's employees, directors or agents having a need to know the contents of such information and the Holder's attorneys), except in connection with the exercise of rights under this Agreement, unless (i) the Company has made such information available to the public generally, (ii) such information has otherwise been made generally or publicly available, or (iii) the Holder is required to disclose such information by a governmental body or pursuant to legal process, in which case the Holder shall provide at least three days' prior notice of such proposed disclosure or such lesser notice as the Holder shall have received. Company acknowledges no information contained in this Agreement and the Purchase Agreement is confidential or non-public information. Notwithstanding the foregoing, the Holder may, in its sole discretion, decline to receive from the Company information which is marked "confidential" or "non-public", and as a result thereof shall not be deemed to have received or have any knowledge of such information marked "confidential" or "non-public", provided it has not received same.

                  2.3 Conflicts of Interest. The Company shall use its best efforts to ensure that the Company's employees, during the term of their employment with the Company, do not engage in activities which would result in a conflict of interest with the Company. The Company's obligations hereunder include, but are not limited to, requiring that the Company's employees devote their primary productive time, ability and attention to the business of the Company, requiring that the Company's employees enter into reasonable and customary agreements regarding proprietary information and confidentiality and inventions, and preventing the Company's employees from engaging or participating in any business that is in competition with the business of the Company.

                  2.4 Proprietary Agreements. The Company shall have each officer, employee and consultant of the Company execute the Company's standard form of non-disclosure and proprietary information agreements, prior to disclosing any proprietary information to any such officer, employee and consultant. The Company will use its best efforts to prevent any employee from violating the confidentiality and proprietary information agreement entered into between the Company and each of its officers, employees and consultants.

                  2.5 Extraordinary Remuneration. The Board of Directors may not approve any plan or action to grant extraordinary remuneration to management in connection with the sale of the Company or any subsidiary of the Company, or the termination of employment or otherwise, unless such plan or action has been approved by a majority of the non-employee members of the Board of Directors.

                  2.6 Reserve for Exercise Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock (the "Exercise Shares") as shall be sufficient to enable it to comply with its exercise obligations under the Warrants and Registration Warrants. If at any time the number of Exercise Shares shall not be sufficient to effect the exercise of the Warrants and Registration

Warrants, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as will be sufficient for such purposes. The Company will obtain authorization, consent, approval or other action by, or make any filing with, any administrative body that may be required under applicable state securities laws in connection with the issuance of Exercise Shares.

                  2.7 Termination of Covenants. The covenants set forth in Sections 2.1 through 2.7 shall terminate as to each Investor and be of no further force and effect at the time the Investors no longer hold any Registrable Securities.

         3. Miscellaneous.

                  3.1 Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer on any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  3.2 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Washington, without giving effect to its conflicts of law principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non conveniens.

                  3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.4 Headings. The headings of sections and subsections in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

                  3.5 Notices. Any request, consent, notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited as first class mail with the United States Postal Service, all charges or postage prepaid, and properly addressed to the party to receive the same at the address indicated for such party on the applicable signature page hereof, or at such other address as such party may designate by ten days' advance notice to the other parties.

                  3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  3.7 Entire Agreement: Amendments and Waivers. This Agreement (including the Schedule hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the consent of the Company and the holders of more than fifty percent of the Registrable Securities; provided that no amendment shall be effective unless approved by the holder or holders of Registrable Securities that shall be affected adversely, or affected differently from the Holders generally, by such amendment. Any amendment or waiver effected in accordance with this paragraph shall be binding on the Company, each holder of any Registrable Securities and each future holder of all such Registrable Securities.

                  3.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                    [Signatures appear on the following page]

         IN WITNESS WHEREOF, this Investors' Rights Agreement has been duly executed by or on behalf of the parties hereto as of the date first above written.

                                    ELITE LOGISTICS, INC.


                                    By:
                                        ---------------------------------------
                                    Name: Joseph D. Smith
                                    President/CEO

                                    1201 N Ave. H
                                    Freeport, TX 77541
                                    (979) 230-0222
                                    (979) 230-0122 Fax


                                    with a copy to:

                                    Adrienne Randle Bond, Esq.
                                    Bond & Taylor LLP
                                    1021 Main St., Suite 1940
                                    Houston, TX 77002
                                    (713) 759-9970
                                    (713) 759-1980 Fax


                                    STOCKHOLDERS:

                                    KOYAH LEVERAGE PARTNERS, L.P.

                                    By: Koyah Ventures LLC, its general partner

                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------


                                    Address: c/o ICM Asset Management, Inc.
                                             601 West Main Avenue, Suite 600
                                             Spokane, WA 99201
                                             Attn: Robert Law, Esq.
                                             Tel: (509) 455-3588
                                             Fax: (509) 623-0588
                                    with a copy to:

                                    Shartsis, Friese & Ginsburg LLP
                                    One Maritime Plaza, 18th Floor
                                    San Francisco, CA 94111
                                    Attn: John F. Milani, Esq.
                                    Tel: (415) 421-6500
                                    Fax: (415) 421-2922


                                    KOYAH PARTNERS, L.P.

                                    By: Koyah Ventures LLC, its general partner

                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------


                                    Address: c/o ICM Asset Management, Inc.
                                             601 West Main Avenue, Suite 600
                                             Spokane, WA 99201
                                             Attn: Robert Law, Esq.
                                             Tel: (509) 455-3588
                                             Fax: (509) 623-0588

                                    with a copy to:

                                    Shartsis, Friese & Ginsburg LLP
                                    One Maritime Plaza, 18th Floor
                                    San Francisco, CA 94111
                                    Attn: John F. Milani, Esq.
                                    Tel: (415) 421-6500
                                    Fax: (415) 421-2922




                                    -------------------------------------------
                                    Scott Atkison

                                    Address:
                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------
                                    Tel:
                                             ----------------------------------
                                    Fax:
                                             ----------------------------------

                                    -------------------------------------------
                                    Nigel Davey

                                    Address:
                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------
                                    Tel:
                                             ----------------------------------
                                    Fax:
                                             ----------------------------------

                                   SCHEDULE A

                              Schedule of Investors


Name

Koyah Leverage Partners, L.P.

Koyah Partners, L.P.

Scott Atkison

Nigel Davey

                                   SCHEDULE B

                             Investors' Common Stock

Investor Name                                                 Number of Shares of Common Stock
-------------                                                 --------------------------------

Koyah Leverage Partners, L.P.                                            100,000

Koyah Partners, L.P.                                                      25,000

                                    EXHIBIT A

                          Form of Registration Warrant